CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Amount of Securities to be Registered (1)	Aggregate Market Price(2)	Amount of Registration Fee (2)(3)
Daily Liquidity Notes Linked to the Dow Jones-UBS Commodity Index 3 Month Forward Total ReturnSM due November 21, 2014	5,000	$4,770,270	$614.41

(1)      The amount of securities to be registered relates to an additional $5,000,000 principal amount of Daily Liquidity Notes Linked to the Dow Jones-UBS Commodity Index 3 Month Forward Total ReturnSM (the “notes”) due November 21, 2014 offered pursuant to this Amendment No. 3 to Reopening Pricing Supplement No. 7 to Registration Statement No. 333-177923.

(2)      Calculated in accordance with Rule 457(c) of the Securities Act of 1933 based on $954.054 per note, which was the Indicative Note Value on June 20, 2014.

(3)      Registration fees of $25,952.91 with respect to the original $230,000,000 principal amount of notes issued on November 23, 2010, March 5, 2013, July 26, 2013 and September 27, 2013 were previously paid as of November 23, 2010, March 4, 2013, July 25, 2013 and October 1, 2013.

Amendment no. 3 to reopening pricing supplement no. 7 To prospectus dated November 14, 2011, prospectus supplement dated November 14, 2011 and product supplement no. 194-B-I dated January 25, 2012	Registration Statement No. 333-177923 Dated June 20, 2014 Rule 424(b)(8)

Structured Investments	$235,000,000† Daily Liquidity Notes Linked to the Dow Jones-UBS Commodity Index 3 Month Forward Total ReturnSM due November 21, 2014
General
•	You may request that we repurchase your notes on a daily basis in minimum denominations equal to the Principal Amount, subject to complying with the procedural requirements described below.
•
On any business day on or after the Initial Redemption Date, we may, at our sole discretion, redeem all, but not fewer than all, issued and outstanding notes at our sole discretion after providing you at least five business days’ written notice.

•	The notes are designed for investors who seek a return linked to the Dow Jones-UBS Commodity Index 3 Month Forward Total ReturnSM.
•
Investors should be willing to forgo interest payments and, if the Index closing level of the Dow Jones-UBS Commodity Index 3 Month Forward Total ReturnSM decreases or does not increase sufficiently to offset the cumulative effect of the Investor Fee and the Repurchase Fee Amount, if applicable, be willing to lose some or all of their principal.  Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.

•
The payment at maturity or upon early repurchase or redemption is linked to the performance of the Dow Jones-UBS Commodity Index 3 Month Forward Total ReturnSM minus the Investor Fee, which is deducted on each Valuation Date, as described below.  The payment upon early repurchase is linked to the performance of the Dow Jones-UBS Commodity Index 3 Month Forward Total ReturnSM, minus the Investor Fee, which is deducted on each Valuation Date, and the Repurchase Fee Amount as of the relevant Valuation Date, as described in “Additional Key Terms” below.

•
The purpose of this amendment no. 3 to reopening pricing supplement no. 7 is to offer additional notes with an aggregate principal amount of $5,000,000, which we refer to as the “additional notes.”  $230,000,000† aggregate principal amount of notes had been issued prior to the date of this amendment no. 3 to reopening pricing supplement no. 7.  The additional notes are expected to settle on or about June 25, 2014.  For additional information, see “Supplemental Plan of Distribution” in this amendment no. 3 to reopening pricing supplement no. 7.

•	Unsecured and unsubordinated obligations of JPMorgan Chase & Co. maturing November 21, 2014*
•	The notes will be sold in minimum denominations equal to the Principal Amount, as described below, and integral multiples in excess thereof.
•
The notes will not be listed on any securities exchange.  Other than pursuant to the early repurchase and optional redemption rights set forth below, JPMS will not purchase notes in the secondary market.

Key Terms
Index:
The Dow Jones-UBS Commodity Index 3 Month Forward Total ReturnSM (the “Index”).  The value of the Dow Jones-UBS Commodity Index 3 Month Forward Total ReturnSM is published each trading day under the Bloomberg ticker symbol “DJUBSF3T”.  For more information about the Index, please see “Selected Purchase Considerations — Diversification of the Dow Jones-UBS Commodity Index 3 Month Forward Total ReturnSM” in this amendment no. 3 to reopening pricing supplement no. 7.

Principal Amount:	$1,000
Payment at Maturity:
Subject to the impact of a market disruption event (including the early acceleration of the amounts due and payable under the terms of the notes upon the occurrence of a commodity hedging disruption event), for each note, unless earlier repurchased or redeemed, you will receive at maturity a cash payment equal to the Indicative Note Value as of the Final Valuation Date.
The return on your initial investment at maturity will be reduced by the Investor Fee, which is deducted from the Indicative Note Value on each Valuation Date.  Accordingly, you will lose some or all of your initial investment at maturity if the level of the Index decreases or does not increase sufficiently to offset the cumulative effect of the Investor Fee.

Indicative Note Value:
The Indicative Note Value on the Inception Date will be equal to the Principal Amount.  On each subsequent Valuation Date, the Indicative Note Value will be equal to (a) (i) the Indicative Note Value as of the immediately preceding Valuation Date multiplied by (ii) the Index Factor as of that Valuation Date minus (b) the Investor Fee as of that Valuation Date.
If the amount calculated above is less than zero, the Indicative Note Value on that Valuation Date will be $0.

Investor Fee:
On any Valuation Date, the product of (a) the Indicative Note Value as of the immediately preceding Valuation Date, (b) the Investor Fee Percentage and (c) (i) the number of calendar days from and including the immediately preceding Valuation Date to and excluding that Valuation Date divided by (ii) 360

Investor Fee Percentage:	0.80%
Index Factor:
On any Valuation Date, (a) the Index closing level on that Valuation Date divided by (b) the Index closing level on the immediately preceding Valuation Date.  See "Supplemental Terms of the Notes" in this amendment no. 3 to reopening pricing supplement no. 7 for additional information relating to the Index Factors for the Inception Date and the following Valuation Date.

Inception Date:	November 18, 2010
Valuation Dates *:	Each business day from and including the Inception Date to and including the Final Valuation Date. See “Supplemental Terms of the Notes” in this amendment no. 3 to reopening pricing supplement no. 7.
Final Valuation Date*:	November 18, 2014
Maturity Date*:	November 21, 2014
Additional Key Terms:	See “Additional Key Terms” below.
*       Subject to postponement in the event of a market disruption event and as described under “Description of Notes — Payment at Maturity” and “Description of Notes — Postponement of a Valuation Date” in the accompanying product supplement no. 194-B-I or early acceleration in the event of a commodity hedging disruption event as described under “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event” in the accompanying product supplement no. 194-B-I and in “Selected Risk Considerations — We May Accelerate Your Notes If a Commodity Hedging Disruption Event Occurs” in this amendment no. 3 to reopening pricing supplement no. 7
Investing in the Daily Liquidity Notes involves a number of risks.  See “Risk Factors” beginning on page PS-8 of the accompanying product supplement no. 194-B-I and “Selected Risk Considerations” beginning on page PS-3 of this amendment no. 3 to reopening pricing supplement no. 7.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this amendment no. 3 to reopening pricing supplement no. 7 or the accompanying product supplement, prospectus supplement and prospectus.  Any representation to the contrary is a criminal offense.
On the date of this reopening pricing supplement, JPMS purchased from us all of the additional notes at the Indicative Note Value per note as of that date, which was $954.094 per $1,000 principal amount note.  We will receive proceeds equal to 100% of the offering price of the additional notes sold to JPMS on the date of this amendment no. 3 to reopening pricing supplement no. 7.  For additional information, see “Supplemental Plan of Distribution” in this amendment no. 3 to reopening pricing supplement no. 7.
The offering price includes the estimated cost of hedging our obligations under the notes through one or more of our affiliates, which includes our affiliates’ expected cost of providing such hedge as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. For additional related information, please see “Use of Proceeds and Hedging” beginning on page PS-25 of the accompanying product supplement no. 194-B-I.
JPMS will not receive any commission from us in connection with sales of the notes.  JPMS will be entitled to receive a portion of the Investor Fee to cover the ongoing payments related to the distribution of notes and for structuring and developing the economic terms of the notes.  Payments constituting underwriting compensation will not exceed a total of 8% of proceeds.  See “Plan of Distribution (Conflicts of Interest)” beginning on page PS-59 of the accompanying product supplement no. 194-B-I.
The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.
June 20, 2014
† $65,000,000 aggregate principal amount of notes were issued on November 23, 2010, $90,000,000 aggregate principal amount of notes were issued on March 5, 2013, $40,000,000 aggregate principal amount of notes were issued on July 26, 2013, $35,000,000 aggregate principal amount of notes were issued on October 2, 2013 and $5,000,000 aggregate principal amount of notes will be issued on or about June 25, 2014.  As of June 20, 2014, JPMS has sold $225,484,000 aggregate principal amount of notes, of which $120,740,000 principal amount of notes has been previously repurchased by us and has been or will be retired.  Accordingly, as of June 20, 2014, $109,260,000 aggregate principal amount of notes are outstanding (excluding notes that have been repurchased and are expected to be retired), of which $4,516,000 principal amount of notes are held by JPMS.  After giving effect to the issuance of the additional notes, $114,260,000 aggregate principal amount of notes will be outstanding (excluding notes that have been repurchased and are expected to be retired), of which $9,516,000 principal amount of notes will be held by JPMS.

Additional Terms Specific to the Notes

You should read this amendment no. 3 to reopening pricing supplement no. 7 together with the prospectus dated November 14, 2011, as supplemented by the prospectus supplement dated November 14, 2011 relating to our Series E medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 194-B-I dated January 25, 2012.  This amendment no. 3 to reopening pricing supplement no. 7, together with the documents listed below, contains the terms of the notes, amends amendment no. 2 to reopening pricing supplement no. 7 related hereto dated September 27, 2013 and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 194-B-I, as the notes involve risks not associated with conventional debt securities.  We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. 194- B-I dated January 25, 2012:
http://www.sec.gov/Archives/edgar/data/19617/000089109212000418/e47042_424b2.pdf

•	Prospectus supplement dated November 14, 2011:
   http://www.sec.gov/Archives/edgar/data/19617/000089109211007578/e46180_424b2.pdf

•	Prospectus dated November 14, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007568/e46179_424b2.pdf
Our Central Index Key, or CIK, on the SEC website is 19617.  As used in this amendment no. 3 to reopening pricing supplement no. 7, the “Company,” “we,” “us” and “our” refer to JPMorgan Chase & Co.

Additional Key Terms

Payment upon Early Repurchase:
Subject to your compliance with the procedures described under “Description of Notes — Early Repurchase at the Option of the Holders” and the potential postponements and adjustments as described under “Description of Notes — Postponement of a Valuation Date” in the accompanying product supplement no. 194-B-I, you may request that we repurchase your notes on any Repurchase Date during the term of the notes.  Upon early repurchase, you will receive for each note a cash payment on the relevant Repurchase Date equal to (a) the Indicative Note Value as of the relevant Valuation Date minus (b) the Repurchase Fee Amount as of the relevant Valuation Date.
If the amount calculated above is less than zero, the payment upon early repurchase will be $0.
The return on your initial investment upon early repurchase will be reduced by the Investor Fee, which is deducted from the Indicative Note Value on each Valuation Date, and the Repurchase Fee Amount.  Accordingly, you will lose some or all of your initial investment upon early repurchase if the level of the Index decreases or does not increase sufficiently to offset the cumulative effect of the Investor Fee and the Repurchase Fee Amount.

Early Repurchase Mechanics:
In order to request that we repurchase your notes on any Repurchase Date, you must deliver a Repurchase Notice to us via email at dln_repurchase@jpmchase.com by no later than 4:00 p.m., New York City time, on the business day prior to the relevant Valuation Date and follow the procedures described under “Description of Notes — Early Repurchase at the Option of the Holders” in the accompanying product supplement no. 194-B-I. If you fail to comply with these procedures, your notice will be deemed ineffective.

Repurchase Fee Amount:	For any Repurchase Date, an amount in cash per note equal to (a) the Indicative Note Value as of the relevant Valuation Date multiplied by (b) the Repurchase Fee.
Repurchase Fee:	0.20%
Repurchase Date:	The third business day following each Valuation Date
Repurchase Notice:	The form of Repurchase Notice attached hereto as Annex A
Payment upon Optional Redemption:
We may, at our sole discretion, call all, but not fewer than all, issued and outstanding notes for redemption on any business day on or after the Initial Redemption Date.  Upon redemption, you will receive for each note a cash payment on the relevant Redemption Date equal to the Indicative Note Value as of the relevant Valuation Date.
The return on your initial investment upon redemption will be reduced by the Investor Fee, which is deducted from the Indicative Note Value on each Valuation Date.  Accordingly, you will lose some or all of your initial investment upon redemption if the level of the Index decreases or does not increase sufficiently to offset the cumulative effect of the Investor Fee.

Optional Redemption Mechanics:
If we exercise our right to redeem your notes on the Redemption Date, we will deliver an irrevocable redemption notice to the Depository Trust Company (“DTC”) (the holder of the global note).  The Valuation Date for such redemption will be the fifth business day immediately succeeding the date the irrevocable redemption notice is delivered to DTC, subject to postponement due to a market disruption event.  We must provide notice to holders of the notes at least five business days prior to the Valuation Date for such redemption.

Initial Redemption Date:	November 23, 2011
Redemption Date:	The third business day following the relevant Valuation Date
Reopening issuances:
We may, without your consent, “reopen” the notes based upon market conditions and the Index closing level at that time.  These further issuances, if any, will be consolidated to form a single sub-series with the notes originally issued and will have the same CUSIP number and will trade interchangeably with the notes immediately upon settlement.  See “Reopening Issuances” in this amendment no. 3 to reopening pricing supplement no. 7 for more information.

Index closing level on the Inception Date:
607.2879.  Because of the existence of a market disruption event, the Index closing level on the Inception Date was determined on November 22, 2010 in accordance with “Description of Notes — Postponement of a Valuation Date” in the accompanying product supplement no. 194-B-I, and is different from the official closing level of the Index as published for the Inception Date.  See “Supplemental Terms of the Notes” in this amendment no. 3 to reopening pricing supplement no. 7.

Note Calculation Agent:	J.P. Morgan Securities LLC (“JPMS”)
CUSIP:	48124A3C9

The notes are not futures contracts and are not regulated under the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act”).  The notes are offered pursuant to an exemption from regulation under the Commodity Exchange Act, commonly known as the hybrid instrument exemption, that is available to

JPMorgan Structured Investments — Daily Liquidity Notes Linked to the Dow Jones-UBS Commodity Index Total Return 3 Month Forward Total ReturnSM	PS-1

securities that have one or more payments indexed to the value, level or rate of one or more commodities, as set out in section 2(f) of that statute. Accordingly, you are not afforded any protection provided by the Commodity Exchange Act or any regulation promulgated by the Commodity Futures Trading Commission.

Supplemental Terms of the Notes

Because of the existence of a market disruption event affecting the cotton futures contracts included in the Index on the Valuation Dates corresponding to the Inception Date and the following business day (November 19, 2010), those Valuation Dates were postponed to November 22, 2010 in accordance with "Description of Notes — Postponement of a Valuation Date" in the accompanying product supplement no. 194-B-I.  Accordingly, the "Index Factor" for November 19, 2010 is 0.99078, which is equal to (a) the adjusted closing level of the Index on such day divided by (b) the adjusted closing level of the Index on the Inception Date, and the "Index Factor" for November 22, 2010, is 1.00102, which is equal to (a) the Index closing level (unadjusted) on such day divided by (b) the adjusted closing level of the Index on November 19, 2010.  For purposes of the foregoing sentence, the "adjusted closing level" of the Index on any day is the Index closing level determined pursuant to "Description of Notes — Postponement of a Valuation Date" in the accompanying product supplement no. 194-B-I, which has been determined by the Note Calculation Agent in accordance with the formula for and method of calculating the Index closing level last in effect prior to such day, using (i) with respect to each futures contract included in the Index (other than the relevant cotton futures contracts), the official settlement price as of such day and (ii) with respect to the cotton futures contracts included in the Index, the official settlement price as of November 22, 2010.  The adjusted closing level of the Index for the Inception Date is 607.2879, and the adjusted closing level of the Index on November 19, 2010 is 601.6883.  Accordingly, the Indicative Notes Value for November 19, 2010 is $982.78, and the Indicative Note Value for November 22, 2010 is $960.20.

Selected Purchase Considerations

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UNCAPPED APPRECIATION POTENTIAL — THE NOTES PROVIDE THE OPPORTUNITY TO OBTAIN AN uncapped return at maturity or upon early repurchase or redemption linked to the Index, subject to the deduction of the Investor Fee and, in the case of an early repurchase, the deduction of the Repurchase Fee Amount.  The notes are not subject to a predetermined maximum return and, accordingly, any return will be based on the performance of the Index and the cumulative amount of the Investor Fee and, if applicable, the Repurchase Fee Amount, as of the relevant Valuation Date.  Because the notes are our unsecured and unsubordinated obligations, payment of any amount on the notes is subject to our ability to pay our obligations as they become due.

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DAILY REPURCHASES IN MINIMUM DENOMINATIONS EQUAL TO THE PRINCIPAL AMOUNT— Subject to your compliance with the procedures and the potential postponements and adjustments as described in the accompanying product supplement no. 194-B-I, you may submit daily a request to have us repurchase your notes on any Repurchase Date during the term of the notes.  If you request that we repurchase your notes, subject to the notification requirements and the other terms and conditions set forth in the accompanying product supplement no. 194-B-I and this amendment no. 3 to reopening pricing supplement no. 7, for each note you will receive a cash payment on the relevant Repurchase Date equal to (a) the Indicative Note Value as of the relevant Valuation Date minus (b) the Repurchase Fee.  You may request that we repurchase a minimum of one note.

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INDICATIVE NOTE VALUE — At any time during the term of the notes, you can contact us via email at dln_repurchase@jpmchase.com, with “Indicative Note Value, Daily Liquidity Notes Linked to the Dow Jones-UBS Commodity Index 3 Month Forward Total ReturnSM due November 21, 2014, CUSIP No. 48124A3C9” as the subject line, to obtain the Indicative Note Value as of the close of any business day.  We intend to respond to any requests for the daily Indicative Note Value by the close of business on the following business day; provided that if we receive your request on a day that is a Disrupted Day, we will respond by close of business on the immediately succeeding trading day that is not a Disrupted Day.

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RETURN LINKED TO THE DOW JONES-UBS COMMODITY INDEX 3 MONTH FORWARD TOTAL RETURNSM — The Index is a version of the Dow Jones-UBS Commodity Index that trades longer-dated commodity futures contracts.  The Index is composed of exchange-traded futures contracts on physical commodities and is designed to be a diversified benchmark for commodities as an asset class.  Its component weightings are determined primarily based on liquidity data, which is the relative amount of trading activity of a particular commodity.  The Index follows the methodology of the Dow Jones-UBS Commodity Index, except that the futures contracts used for calculating the Index are advanced, as compared to the Dow Jones-UBS Commodity Index, such that the delivery months for the reference contracts are three months later than those of the corresponding reference contracts used for the Dow Jones-UBS Commodity Index.  See “The DJ-UBS Commodity Indices” in the accompanying product supplement no. 194-B-I for additional information about the Index.

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CAPITAL GAINS TAX TREATMENT— You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 194-B-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the notes.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the notes as “open transactions” that are not debt instruments for U.S. federal income tax purposes. Assuming this treatment is respected, the gain or loss on your notes should be treated as short-term capital gain or loss, whether or not you are an initial purchaser of notes at the issue price. However, the Internal Revenue Service (the “IRS”) or a court may not respect this treatment of the notes, in which case the timing and character of any income or loss on the

JPMorgan Structured Investments — Daily Liquidity Notes Linked to the Dow Jones-UBS Commodity Index Total Return 3 Month Forward Total ReturnSM	PS-2

notes could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether investors in short-term instruments should be required to accrue income. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

Selected Risk Considerations

Your investment in the notes will involve significant risks.  The notes do not guarantee any return of principal at, or prior to, the Maturity Date, on any Repurchase Date or Redemption Date.  Investing in the notes is not equivalent to investing directly in the Index, any of the commodities whose futures contracts determine the levels of the Index or in any contracts relating to such commodities for which there is an active secondary market.  In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities.  These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement no. 194-B-I dated January 25, 2012.  You should carefully consider the following discussion of risks before you decide that an investment in the notes is suitable for you.

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YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The notes may not return any of your investment.  The Investor Fee, which is deducted on each Valuation Date, and the Repurchase Fee Amount, if applicable, will reduce your final payment.  Accordingly, you will lose some or all of your investment at maturity or upon early repurchase or redemption if the level of the Index decreases or does not increase sufficiently to offset the cumulative effect of the Investor Fee and the Repurchase Fee Amount, if applicable.

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EVEN IF THE LEVEL OF THE INDEX INCREASES, YOU MAY RECEIVE LESS THAN THE PRINCIPAL AMOUNT OF YOUR NOTES DUE TO THE INVESTOR FEE AND THE REPURCHASE FEE AMOUNT — The amount of the Investor Fee, which is deducted on each Valuation Date, will reduce the payment, if any, you will receive at maturity or upon early repurchase or redemption.  In addition, if you request that we repurchase your notes prior to maturity, you will be charged a Repurchase Fee Amount equal to the Indicative Note Value as of the relevant Valuation Date multiplied by 0.20%.  If the level of the Index decreases or even if the level of the Index increases, but the Index does not increase sufficiently to offset the cumulative effect of the Investor Fee, which is deducted daily, and any applicable Repurchase Fee Amount, you will receive less than the principal amount of your investment at maturity or upon early repurchase of your notes.

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IF WE EXERCISE OUR RIGHT TO REDEEM THE NOTES, THE CASH PAYMENT YOU WILL RECEIVE MAY BE LESS THAN YOU MIGHT OTHERWISE HAVE RECEIVED — We have the right to redeem all, but not fewer than all, issued and outstanding notes on any business day on or after the Initial Redemption Date.  We may elect to redeem your notes at a time when the Indicative Note Value is relatively low.  As a result, any payment upon redemption may be substantially less than the amount you initially invested, the amount you could have received on your investment at maturity if the notes had not been redeemed or the amount you could have received if you had elected to have us (or our affiliates) repurchase your notes at the time of your choosing.

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THE OPTIONAL REDEMPTION FEATURE MAY FORCE A POTENTIAL EARLY EXIT FROM YOUR INVESTMENT — While the original term of the notes is four years, at our sole discretion, the notes may be called for redemption prior to the Maturity Date.  There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes in an investment with similar characteristics in the event the notes are redeemed prior to the maturity date.

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CREDIT RISK OF JPMORGAN CHASE & CO. — The notes are subject to the credit risk of JPMorgan Chase & Co., and our credit ratings and credit spreads may adversely affect the market value of the notes.  Investors are dependent on JPMorgan Chase & Co.'s ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market's view of our creditworthiness.  Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes.  If we were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

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POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as Note Calculation Agent and hedging our obligations under the notes.  In performing these duties, our economic interests and the economic interests of the Note Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes.  In addition, our business activities, including hedging and trading activities, could cause our economic interests to be adverse to yours and could adversely affect any payment on the notes and the value of the notes.  It is possible that hedging or trading activities of ours or our affiliates could result in substantial returns for us or our affiliates while the value of the

JPMorgan Structured Investments — Daily Liquidity Notes Linked to the Dow Jones-UBS Commodity Index Total Return 3 Month Forward Total ReturnSM	PS-3

notes declines. Please refer to “Risk Factors” in the accompanying product supplement no. 194-B-I for additional information about these risks.

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PRICES OF COMMODITY FUTURES CONTRACTS ARE CHARACTERIZED BY HIGH AND UNPREDICTABLE VOLATILITY, WHICH COULD LEAD TO HIGH AND UNPREDICTABLE VOLATILITY IN THE INDEX — Market prices of the commodity futures contracts included in the Index tend to be highly volatile and may fluctuate rapidly based on numerous factors, including the factors that affect the price of the commodities underlying the commodity futures contracts included in the Index.  See “The Market Prices of the Commodities Underlying the Futures Contracts Included in the Index Will Affect the Value of the Notes” below.  The prices of commodity futures contracts are subject to variables that may be less significant to the values of traditional securities, such as stocks and bonds.  These variables may create additional investment risks that cause the value of the notes to be more volatile than the values of traditional securities.  As a general matter, the risk of low liquidity or volatile pricing around the maturity date of a commodity futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants take physical delivery of the underlying commodities.  Many commodities are also highly cyclical.  The high volatility and cyclical nature of commodity markets may render such an investment inappropriate as the focus of an investment portfolio.

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WE MAY ACCELERATE YOUR NOTES IF A COMMODITY HEDGING DISRUPTION EVENT OCCURS — If we or our affiliates are unable to effect transactions necessary to hedge our obligations under the notes due to a commodity hedging disruption event, we may, in our sole and absolute discretion, accelerate the payment on your notes and pay you an amount determined in good faith and in a commercially reasonable manner by the Note Calculation Agent.  If the payment on your notes is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment.  Please see “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event” in the accompanying product supplement no. 194-B-I for more information.

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COMMODITY FUTURES CONTRACTS ARE SUBJECT TO UNCERTAIN LEGAL AND REGULATORY REGIMES — The commodity futures contracts that underlie the Index are subject to legal and regulatory regimes in the United States and, in some cases, in other countries that may change in ways that could adversely affect our ability to hedge our obligations under the notes and affect the level of the Index.  Any future regulatory changes, including but not limited to changes resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was enacted on July 21, 2010, may have a substantial adverse effect on the value of your notes.  Additionally, in accordance with the Dodd-Frank Act, the U.S. Commodity Futures Trading Commission has adopted regulations that establish position limits for certain commodity-based futures contracts, such as futures contracts on certain energy, agricultural and metals based commodities.  These regulations may reduce liquidity in the exchange-traded market for those commodity-based futures contracts.  Furthermore, we or our affiliates may be unable as a result of those restrictions to effect transactions necessary to hedge our obligations under the notes, in which case we may, in our sole and absolute discretion, accelerate the payment on your notes.  See “We May Accelerate Your Notes If a Commodity Hedging Disruption Event Occurs” above.

•
THE MARKET PRICES OF THE COMMODITIES UNDERLYING THE FUTURES CONTRACTS INCLUDED IN THE INDEX WILL AFFECT THE VALUE OF THE NOTES — The prices of the commodities upon which the futures contracts that compose the Index are based are affected by numerous factors, including: changes in supply and demand relationships, governmental programs and policies, national and international monetary, trade, political and economic events, wars and acts of terror, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, general weather conditions, and agricultural, trade, fiscal and exchange control policies.  Many commodities are also highly cyclical.  These factors, some of which are specific to the market for each such commodity, may cause the value of the different commodities upon which the futures contracts that compose the Index are based, as well as the futures contracts themselves, to move in inconsistent directions at inconsistent rates. This, in turn, will affect the value of the notes linked to the Index.  It is not possible to predict the aggregate effect of all or any combination of these factors.

•
A DECISION BY AN EXCHANGE ON WHICH THE FUTURES CONTRACTS UNDERLYING THE INDEX ARE TRADED TO INCREASE MARGIN REQUIREMENTS MAY AFFECT THE LEVEL OF THE INDEX — If an exchange on which the futures contract underlying the Index are traded increases the amount of collateral required to be posted to hold positions in those futures contracts (i.e., the margin requirements), market participants who are unwilling or unable to post additional collateral may liquidate their positions, which may cause the level of the Index to decline significantly.

•
THE NOTES DO NOT OFFER DIRECT EXPOSURE TO COMMODITY SPOT PRICES — The notes are linked to the Index, which tracks commodity futures contracts, not physical commodities (or their spot prices).  The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity.  A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity.  The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price movements in the spot market may not be reflected in the futures market (and vice versa).  Accordingly, the notes may underperform a similar investment that is linked to commodity spot prices.

JPMorgan Structured Investments — Daily Liquidity Notes Linked to the Dow Jones-UBS Commodity Index Total Return 3 Month Forward Total ReturnSM	PS-4

•
OWNING THE NOTES IS NOT THE SAME AS OWNING ANY COMMODITIES OR COMMODITY FUTURES CONTRACTS — The return on your notes will not reflect the return you would realize if you actually purchased the futures contracts composing the Index, the commodities upon which the futures contracts that compose the Index are based, or other exchange-traded or over-the-counter instruments based on the Index. You will not have any rights that holders of those assets or instruments have.

•
HIGHER FUTURES PRICES OF THE COMMODITY FUTURES CONTRACTS UNDERLYING THE INDEX RELATIVE TO THE CURRENT PRICES OF THOSE CONTRACTS MAY AFFECT THE LEVEL OF THE INDEX AND THE VALUE OF THE NOTES — The Index is composed of futures contracts on physical commodities.  Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity.  As the exchange-traded futures contracts that compose the Index approach expiration, they are replaced by contracts that have a later expiration.  Thus, for example, a contract purchased and held in August may specify an October expiration.  As time passes, the contract expiring in October is replaced with a contract for delivery in November.  This process is referred to as “rolling.”  If the market for these contracts is (putting aside other considerations) in “contango,” where the prices are higher in the distant delivery months than in the nearer delivery months, the purchase of the November contract would take place at a price that is higher than the price of the October contract, thereby creating a negative “roll yield.”  Contango could adversely affect the level of the Index and thus the value of notes linked to the Index.  The futures contracts underlying the Index have historically been in contango.

•
SUSPENSION OR DISRUPTIONS OF MARKET TRADING IN THE COMMODITY MARKETS AND RELATED FUTURES MARKETS MAY ADVERSELY AFFECT THE LEVEL OF THE INDEX, AND THEREFORE THE LEVEL OF THE NOTES — The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single day.  These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.”  Once the limit price has been reached in a particular contract, no trades may be made at a different price.  Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices.  These circumstances could adversely affect the level of the Index and, therefore, the value of your notes.

•
THE INDEX CLOSING LEVEL ON THE RELEVANT VALUATION DATE MAY BE LESS THAN THE INDEX CLOSING LEVEL ON THE MATURITY DATE, A REPURCHASE DATE, A REDEMPTION DATE OR AT OTHER TIMES DURING THE TERM OF THE NOTES — The Index closing level on the Maturity Date, a Repurchase Date, a Redemption Date or at other times during the term of the notes, including dates near the relevant Valuation Date, could be higher than the Index closing level on the relevant Valuation Date.  This difference could be particularly large if there is a significant increase in the level of the Index after the relevant Valuation Date, if there is a significant decrease in the level of the Index prior to the relevant Valuation Date or if there is significant volatility in the Index during the term of the notes.

•
THERE ARE RESTRICTIONS ON YOUR ABILITY TO REQUEST THAT WE REPURCHASE YOUR NOTES — If you elect to exercise your right to have us repurchase your notes, your request that we repurchase your notes is only valid if we receive your Repurchase Notice by no later than 4:00 p.m., New York City time, on the business day prior to the relevant Valuation Date and we (or our affiliates) acknowledge receipt of the Repurchase Notice that same day.  If we do not receive such notice or we (or our affiliates) do not acknowledge receipt of such notice, your repurchase request will not be effective and we will not repurchase your notes on the corresponding Repurchase Date.

Because of the timing requirements of the Repurchase Notice, settlement of the repurchase will be prolonged when compared to a sale and settlement in the secondary market.  As your request that we repurchase your notes is irrevocable, this will subject you to market risk in the event the market fluctuates after we receive your request.  Furthermore, our obligation to repurchase the notes prior to maturity may be postponed upon the occurrence of a market disruption event.

•	NO INTEREST PAYMENTS — As a holder of the notes, you will not receive any interest payments.

•
YOU WILL NOT KNOW THE AMOUNT YOU WILL RECEIVE UPON EARLY REPURCHASE AT THE TIME YOU ELECT TO REQUEST THAT WE REPURCHASE YOUR NOTES — You will not know the amount you will receive upon early repurchase at the time you elect to request that we repurchase your notes.  Your notice to us to repurchase your notes is irrevocable and must be received by us no later than 4:00 p.m., New York City time, on the business day prior to the relevant Valuation Date and we (or our affiliates) must acknowledge receipt of such notice, on the same day.  As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your notice of election to exercise your rights to have us repurchase your notes, and prior to the relevant Repurchase Date.

•
MANY ECONOMIC AND MARKET FACTORS WILL AFFECT THE VALUE OF THE NOTES — In addition to the level of the Index on any day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other, including but not limited to:

•	the volatility, frequency and magnitude of changes in the levels of the Index and the futures contracts that compose the Index;

JPMorgan Structured Investments — Daily Liquidity Notes Linked to the Dow Jones-UBS Commodity Index Total Return 3 Month Forward Total ReturnSM	PS-5

•	whether we are expected to redeem the notes;

•	the time to maturity of the notes;
•	supply and demand trends at any time for the commodities upon which the futures contracts that compose the Index or the exchange traded futures contracts on such commodities;

•	the amount of the Investor Fee on the relevant Valuation Date;

•	the market price of the commodities upon which the futures contracts that compose the Index are based or the exchange-traded futures contracts on such commodities;

•	interest and yield rates in the market generally;

•
economic, financial, political, regulatory, geographical, agricultural, meteorological and judicial events that affect commodities markets generally or the futures contracts underlying the Index, and which may affect the Index closing level on any Valuation Date; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

•
THE LIQUIDITY IS LIMITED TO THE EARLY REPURCHASE RIGHT — The notes will not be listed on any securities exchange.  As stated in the “Supplemental Plan of Distribution” in this amendment no. 3 to reopening pricing supplement no. 7, JPMS purchased from us $65,000,000 aggregate principal amount of notes on the Inception Date,  $90,000,000 aggregate principal amount of notes on February 28, 2013, $40,000,000 aggregate principal amount of notes on July 23, 2013, $35,000,000 aggregate principal amount of notes on September 27, 2013 and an additional $5,000,000 aggregate principal amount of notes on the date of this amendment no. 3 to reopening pricing supplement no. 7.  After giving effect to the issuance of the additional notes, $114,260,000 aggregate principal amount of notes will be outstanding (excluding notes that have been repurchased and are expected to be retired), of which $9,516,000 principal amount of notes will be held by JPMS.  The notes, including the additional notes, may be offered and sold from time to time by JPMS at the Indicative Note Value as of the relevant Valuation Date.  Other than pursuant to the early repurchase right set forth in the notes, JPMS will not purchase notes in the secondary market.  Also, the number of notes outstanding or held by persons other than our affiliates could be reduced at any time due to early repurchases of the notes.  Accordingly, the liquidity of the market for the notes outside of the early repurchase right could vary materially over the term of the notes and the price at which you may be able to trade your notes is likely to depend on the payment upon early repurchase.  In addition, any election by holders to request that we repurchase the notes will be subject to the restrictive conditions and procedures described in the accompanying product supplement no. 194-B-I.  Furthermore, on or after the Initial Redemption Date, we may, at our sole discretion, redeem all, but not fewer than all, issued and outstanding notes.

JPMorgan Structured Investments — Daily Liquidity Notes Linked to the Dow Jones-UBS Commodity Index Total Return 3 Month Forward Total ReturnSM	PS-6

Hypothetical Payment at Maturity or upon Early Repurchase

The following examples illustrate how the notes would perform at maturity or upon early repurchase in hypothetical circumstances.  We have included an example in which the Index closing level increases at a constant rate of 2% per quarter through maturity (Example 1) and an example in which the Index closing level decreases at a constant rate of 2% per quarter through maturity (Example 2). In addition, Example 3 shows the Index closing level increasing by 2% per quarter for the first 6 quarters and then decreasing by 2% per quarter for the next 6 quarters, whereas Example 4 shows the reverse scenario of the Index closing level decreasing by 2% per quarter for the first 6 quarters, and then increasing by 2% per quarter for the next 6 quarters.  For ease of analysis and presentation, the following examples assume Valuation Dates occur quarterly so that the Index Factor, the Investor Fee and the Indicative Note Value are recalculated only once each quarter.  These examples highlight the impact of the Investor Fee on the payment at maturity or upon early repurchase under different circumstances and the impact of the Repurchase Fee Amount upon early repurchase.  If the notes are redeemed prior to maturity, the tables and charts below do not illustrate how much you will be paid.  Because the Investor Fee and the Repurchase Fee Amount take into account the Index closing level performance, the absolute levels of the Investor Fee and the Repurchase Fee Amount are dependent on the path taken by the Index closing level to arrive at its ending level.  As a result, the actual Investor Fee, which is deducted on each Valuation Date, may be greater than or less than the hypothetical Investor Fee (which is calculated quarterly) shown in these examples, depending on whether the level of the Index is increasing or decreasing.  The figures in these examples have been rounded for convenience.  The Hypothetical Indicative Value of each note for quarter 12 is as of the hypothetical Final Valuation Date, and given the indicated assumptions, a holder will receive payment at maturity or upon early repurchase in the indicated amount, according to the indicated formula.

Example 1

Assumptions:

Investor Fee Percentage	0.80% per annum
Repurchase Fee	0.20%
Repurchase Fee Amount	Indicative Note Value x Repurchase Fee
Index closing level on the Inception Date	600.00

Quarter End	Hypothetical Index closing level	Hypothetical Index Factor*	Hypothetical Investor Fee*†	Hypothetical Indicative Note Value*	Hypothetical Repurchase Fee Amount	Hypothetical Payment upon early repurchase
A	B	C	D	E	F	G

t		Bt / Bt-1	Et-1 x Investor Fee Percentage * (90/360)	(Et-1 x Ct) – Dt	Et x Repurchase Fee	E-F
0	600.00000	—	—	$1,000.00000	—	—
1	612.00000	1.02000	$2.00000	$1,018.00000	$2.03600	$1,015.96400
2	624.24000	1.02000	$2.03600	$1,036.32400	$2.07265	$1,034.25135
3	636.72480	1.02000	$2.07265	$1,054.97783	$2.10996	$1,052.86788
4	649.45930	1.02000	$2.10996	$1,073.96743	$2.14793	$1,071.81950
5	662.44848	1.02000	$2.14793	$1,093.29885	$2.18660	$1,091.11225
6	675.69745	1.02000	$2.18660	$1,112.97823	$2.22596	$1,110.75227
7	689.21140	1.02000	$2.22596	$1,133.01183	$2.26602	$1,130.74581
8	702.99563	1.02000	$2.26602	$1,153.40605	$2.30681	$1,151.09923
9	717.05554	1.02000	$2.30681	$1,174.16736	$2.34833	$1,171.81902
10	731.39665	1.02000	$2.34833	$1,195.30237	$2.39060	$1,192.91176
11	746.02458	1.02000	$2.39060	$1,216.81781	$2.43364	$1,214.38418
12	760.94507	1.02000	$2.43364	$1,238.72053	$2.47744	$1,236.24309
* Assuming that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Value are calculated quarterly for purposes of this example. The Investor Fee accrues each calendar day until maturity or early repurchase, and the Index Factor, the Investor Fee and the Indicative Note Value are calculated on each business day after the settlement date up to and including the Final Valuation Date.
† Assuming that the total number of calendar days in each quarter is 90.

We cannot predict the actual Indicative Note Value on any Valuation Date or the market value of your notes, nor can we predict the relationship between the Indicative Note Value and the market value of your notes at any time prior to the stated Maturity Date. The actual amount that a holder of the notes will receive at maturity or upon early repurchase or redemption, as the case may be, and the rate of return on the notes will depend on the actual Indicative Note Value on the relevant Valuation Date, the Investor Fee and the Repurchase Fee Amount. Moreover, the assumptions on which the hypothetical returns are based, including the assumption that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Value are calculated quarterly, are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your notes, if any, on the stated Maturity Date, the relevant Repurchase Date or Redemption Date, as applicable, may be very different from the information reflected in the tables above.

JPMorgan Structured Investments — Daily Liquidity Notes Linked to the Dow Jones-UBS Commodity Index Total Return 3 Month Forward Total ReturnSM	PS-7

Example 2

Assumptions:

Investor Fee Percentage	0.80% per annum
Repurchase Fee	0.20%
Repurchase Fee Amount	Indicative Note Value x Repurchase Fee
Index closing level on the Inception Date	600.00

Quarter End	Hypothetical Index closing level	Hypothetical Index Factor*	Hypothetical Investor Fee*†	Hypothetical Indicative Note Value*	Hypothetical Repurchase Fee Amount	Hypothetical Payment upon early repurchase
A	B	C	D	E	F	G

t		Bt / Bt-1	Et-1 x Investor Fee Percentage * (90/360)	(Et-1 x Ct) – Dt	Et x Repurchase Fee	E-F
0	600.00000	—	—	$1,000.00000	—	—
1	588.00000	0.98000	$2.00000	$978.00000	$1.95600	$976.04400
2	576.24000	0.98000	$1.95600	$956.48400	$1.91297	$954.57103
3	564.71520	0.98000	$1.91297	$935.44135	$1.87088	$933.57047
4	553.42090	0.98000	$1.87088	$914.86164	$1.82972	$913.03192
5	542.35247	0.98000	$1.82972	$894.73469	$1.78947	$892.94522
6	531.50543	0.98000	$1.78947	$875.05052	$1.75010	$873.30042
7	520.87532	0.98000	$1.75010	$855.79941	$1.71160	$854.08781
8	510.45781	0.98000	$1.71160	$836.97182	$1.67394	$835.29788
9	500.24865	0.98000	$1.67394	$818.55844	$1.63712	$816.92133
10	490.24368	0.98000	$1.63712	$800.55016	$1.60110	$798.94906
11	480.43881	0.98000	$1.60110	$782.93806	$1.56588	$781.37218
12	470.83004	0.98000	$1.56588	$765.71342	$1.53143	$764.18199
* Assuming that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Value are calculated quarterly for purposes of this example. The Investor Fee accrues each calendar day until maturity or early repurchase, and the Index Factor, the Investor Fee and the Indicative Note Value are calculated on each business day after the settlement date up to and including the Final Valuation Date.
† Assuming that the total number of calendar days in each quarter is 90.

Example 3

Assumptions:

Investor Fee Percentage	0.80% per annum
Repurchase Fee	0.20%
Repurchase Fee Amount	Indicative Note Value x Repurchase Fee
Index closing level on the Inception Date	600.00

Quarter End	Hypothetical Index closing level	Hypothetical Index Factor*	Hypothetical Investor Fee*†	Hypothetical Indicative Note Value*	Hypothetical Repurchase Fee Amount	Hypothetical Payment upon early repurchase
A	B	C	D	E	F	G

t		Bt / Bt-1	Et-1 x Investor Fee Percentage * (90/360)	(Et-1 x Ct) – Dt	Et x Repurchase Fee	E-F
0	600.00000	—	—	$1,000.00000	—	—
1	612.00000	1.02000	$2.00000	$1,018.00000	$2.03600	$1,015.96400
2	624.24000	1.02000	$2.03600	$1,036.32400	$2.07265	$1,034.25135
3	636.72480	1.02000	$2.07265	$1,054.97783	$2.10996	$1,052.86788
4	649.45930	1.02000	$2.10996	$1,073.96743	$2.14793	$1,071.81950
5	662.44848	1.02000	$2.14793	$1,093.29885	$2.18660	$1,091.11225
6	675.69745	1.02000	$2.18660	$1,112.97823	$2.22596	$1,110.75227
7	662.18351	0.98000	$2.22596	$1,088.49271	$2.17699	$1,086.31572
8	648.93983	0.98000	$2.17699	$1,064.54587	$2.12909	$1,062.41677
9	635.96104	0.98000	$2.12909	$1,041.12586	$2.08225	$1,039.04360
10	623.24181	0.98000	$2.08225	$1,018.22109	$2.03644	$1,016.18465
11	610.77698	0.98000	$2.03644	$995.82022	$1.99164	$993.82858
12	598.56144	0.98000	$1.99164	$973.91218	$1.94782	$971.96435
* Assuming that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Value are calculated quarterly for purposes of this example. The Investor Fee accrues each calendar day until maturity or early repurchase, and the Index Factor, the Investor Fee and the Indicative Note Value are calculated on each business day after the settlement date up to and including the Final Valuation Date.
† Assuming that the total number of calendar days in each quarter is 90.

We cannot predict the actual Indicative Note Value on any Valuation Date or the market value of your notes, nor can we predict the relationship between the Indicative Note Value and the market value of your notes at any time prior to the stated Maturity Date. The actual amount that a holder of the notes will receive at maturity or upon early repurchase or redemption, as the case may be, and the rate of return on the notes will depend on the actual Indicative Note Value on the relevant Valuation Date, the Investor Fee and the Repurchase Fee Amount. Moreover, the assumptions on which the hypothetical returns are based, including the assumption that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Value are calculated quarterly, are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your notes, if any, on the stated Maturity Date, the relevant Repurchase Date or Redemption Date, as applicable, may be very different from the information reflected in the tables above.

JPMorgan Structured Investments — Daily Liquidity Notes Linked to the Dow Jones-UBS Commodity Index Total Return 3 Month Forward Total ReturnSM	PS-8

Example 4

Assumptions:

Investor Fee Percentage	0.80% per annum
Repurchase Fee	0.20%
Repurchase Fee Amount	Indicative Note Value x Repurchase Fee
Index closing level on the Inception Date	600.00

Quarter End	Hypothetical Index closing level	Hypothetical Index Factor*	Hypothetical Investor Fee*†	Hypothetical Indicative Note Value*	Hypothetical Repurchase Fee Amount	Hypothetical Payment upon early repurchase
A	B	C	D	E	F	G

t		Bt / Bt-1	Et-1 x Investor Fee Percentage * (90/360)	(Et-1 x Ct) – Dt	Et x Repurchase Fee	E-F
0	600.00000	—	—	$1,000.00000	—	—
1	588.00000	0.98000	$2.00000	$978.00000	$1.95600	$976.04400
2	576.24000	0.98000	$1.95600	$956.48400	$1.91297	$954.57103
3	564.71520	0.98000	$1.91297	$935.44135	$1.87088	$933.57047
4	553.42090	0.98000	$1.87088	$914.86164	$1.82972	$913.03192
5	542.35247	0.98000	$1.82972	$894.73469	$1.78947	$892.94522
6	531.50543	0.98000	$1.78947	$875.05052	$1.75010	$873.30042
7	542.13554	1.02000	$1.75010	$890.80143	$1.78160	$889.01983
8	552.97825	1.02000	$1.78160	$906.83586	$1.81367	$905.02219
9	564.03781	1.02000	$1.81367	$923.15890	$1.84632	$921.31259
10	575.31856	1.02000	$1.84632	$939.77576	$1.87955	$937.89621
11	586.82494	1.02000	$1.87955	$956.69173	$1.91338	$954.77834
12	598.56144	1.02000	$1.91338	$973.91218	$1.94782	$971.96435
* Assuming that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Value are calculated quarterly for purposes of this example. The Investor Fee accrues each calendar day until maturity or early repurchase, and the Index Factor, the Investor Fee and the Indicative Note Value are calculated on each business day after the settlement date up to and including the Final Valuation Date.
† Assuming that the total number of calendar days in each quarter is 90.

We cannot predict the actual Indicative Note Value on any Valuation Date or the market value of your notes, nor can we predict the relationship between the Indicative Note Value and the market value of your notes at any time prior to the stated Maturity Date. The actual amount that a holder of the notes will receive at maturity or upon early repurchase or redemption, as the case may be, and the rate of return on the notes will depend on the actual Indicative Note Value on the relevant Valuation Date, the Investor Fee and the Repurchase Fee Amount. Moreover, the assumptions on which the hypothetical returns are based, including the assumption that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Value are calculated quarterly, are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your notes, if any, on the stated Maturity Date, the relevant Repurchase Date or Redemption Date, as applicable, may be very different from the information reflected in the tables above.

The hypothetical examples above are provided for purposes of information only. The hypothetical examples are not indicative of the future performance of the Index closing level on any trading day or what the value of your notes may be.  Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the notes.  The performance data shown above is for illustrative purposes only and does not represent the actual future performance of the notes.

These hypothetical payments at maturity or upon early repurchase and redemption do not reflect fees or expenses that would be associated with any sale in the secondary market.  If these fees and expenses were included, the hypothetical payments shown above would likely be lower.

JPMorgan Structured Investments — Daily Liquidity Notes Linked to the Dow Jones-UBS Commodity Index Total Return 3 Month Forward Total ReturnSM	PS-9

Historical Information

The following graph sets forth the historical performance of the Dow Jones-UBS Commodity Index 3 Month Forward Total ReturnSM based on the weekly Index closing level from January 2, 2009 through June 20, 2014.  The Index closing level on June 20, 2014 was 596.5227.  We obtained the Index closing levels below from Bloomberg Financial Markets, without independent verification.

The historical levels of the Index should not be taken as an indication of future performance, and no assurance can be given as to the Index closing level on any Valuation Date.  We cannot give you assurance that the performance of the Index will result in the return of any of your initial investment.

Supplemental Plan of Distribution

On the Inception Date, JPMS purchased from us $65,000,000 aggregate principal amount of notes at 100% of the Principal Amount per note, on February 28, 2013, JPMS purchased from us $90,000,000 aggregate principal amount of notes at the Indicative Note Value per note as of that date. On July 23, 2013, JPMS purchased from us $40,000,000 aggregate principal amount of notes at the Indicative Note Value per note as of that date and on September 27, 2013, JPMS purchased from us $35,000,000 aggregate principal amount of notes at the Indicative Note Value per note as of that date.  On the date of this amendment no. 3 to reopening pricing supplement no. 7, JPMS purchased from us all of the additional notes at the Indicative Note Value per note as of that date.  As of June 20, 2014, JPMS has sold $225,484,000 aggregate principal amount of notes, of which $120,740,000 principal amount of notes has been previously repurchased by us and has been or will be retired.  Accordingly, as of June 20, 2014, $109,260,000 aggregate principal amount of notes are outstanding (excluding notes that have been repurchased and are expected to be retired), of which $4,516,000 principal amount of notes are held by JPMS.  After giving effect to the issuance of the additional notes, $114,260,000 aggregate principal amount of notes will be outstanding (excluding notes that have been repurchased and are expected to be retired), of which $9,516,000 principal amount of notes will be held by JPMS.  The notes, including the additional notes, may be offered and sold from time to time by JPMS at the Indicative Note Value as of the relevant Valuation Date.  We will receive proceeds equal to 100% of the offering price of the additional notes sold to JPMS on the date of this amendment no. 3 to reopening pricing supplement no. 7.  Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade notes that are to be issued more than three business days prior to the related issue date will be required to specify alternative settlement arrangements to prevent failed settlement.

Reopening Issuances

We may, at our sole discretion, “reopen” the notes based on market conditions and Index closing levels at that time.  These further issuances, if any, will be consolidated to form a single sub-series with the originally issued notes and will have the same CUSIP number and will trade interchangeably with the notes immediately upon settlement.  The price of any additional offering will be determined at the time of pricing of that offering.  We have no obligation to take your interests into account when deciding to issue additional notes.  For more information on such additional offerings, see “General Terms of Notes — Reissuances or Reopening Issuances” in the accompanying product supplement no. 194-B-I.

Validity of the Notes

In the opinion of Davis Polk & Wardwell LLP, as our special products counsel, when the additional notes offered by this amendment no. 3 to reopening pricing supplement no. 7 have been executed and issued by us and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such additional notes will be our valid and binding obligations, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and

JPMorgan Structured Investments — Daily Liquidity Notes Linked to the Dow Jones-UBS Commodity Index Total Return 3 Month Forward Total ReturnSM	PS-10

the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.  This opinion is given as of the date hereof and is limited to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.  In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the additional notes and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated March 29, 2012, which was filed as an exhibit to a Current Report on Form 8-K by us on March 29, 2012.

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ANNEX A

FORM OF REPURCHASE NOTICE

To:           dln_repurchase@jpmchase.com

Subject:                       Daily Liquidity Notes Linked to the Dow Jones-UBS Commodity Index 3 Month Forward Total ReturnSM, CUSIP No. 48124A3C9

Ladies and Gentlemen:

The undersigned holder of JPMorgan Chase & Co.’s Medium-Term Notes, Series E, Daily Liquidity Notes Linked to the Dow Jones-UBS Commodity Index 3 Month Forward Total ReturnSM due November 21, 2014, CUSIP No. 48124A3C9 (the “notes”) hereby irrevocably elects to exercise, specified below with respect to the number of the notes indicated below, as of the date hereof, the right to have you repurchase such notes on the Repurchase Date specified below as described in the product supplement no. 194-B-I, as supplemented by the pricing supplement dated _________, 20__ relating to the notes (collectively, the “Supplement”).  Terms not defined herein have the meanings given to such terms in the Supplement.

The undersigned certifies to you that it will (i) instruct its DTC custodian with respect to the notes (specified below) to book a delivery versus payment trade on the relevant Valuation Date with respect to the number of notes specified below at a price per note determined in the manner described in the Supplement, facing DTC 352 and (ii) cause the DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 am. New York City time, on the Repurchase Date.

Very truly yours,
[NAME OF HOLDER]

Name:
Title:
Telephone:
Fax:
Email:

Number of Notes surrendered for Repurchase:

Applicable Valuation Date: _________, 20__*
Applicable Repurchase Date: _________, 20__*

DTC # (and any relevant sub-account):

Contact Name:
Telephone:

Acknowledgment:  I acknowledge that the notes specified above will not be repurchased unless all of the requirements specified in the Supplement are satisfied, including the acknowledgment by you or your affiliate of the receipt of this notice on the date hereof.

Questions regarding the repurchase requirements of your notes should be directed to dln_repurchase@jpmchase.com.

*Subject to adjustment as described in the Supplement.

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